Exhibit (g)(5)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF October 21, 2008

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS:

CUSTODIAN	PURPOSE
BANK OF NEW YORK	FICASH
FITERM

B SPECIAL SUBCUSTODIANS

Subcustodian	Purpose
Bank of New York	Ficash

C. FOREIGN SUBCUSTODIANS

Country	Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores S.A.

Australia	The Hongkong and Shanghai Banking Corporation, Ltd.	Austraclear Limited

Citigroup Pty. Limited

Austria	UniCredit Bank Austria AG	Oesterreichische Kontrollbank
AG (Wertpapiersammelbank
Division)

Bahrain	HSBC Bank Middle East	Clearing, Settlement, and Depository
	(as delegate of The Honkong andShanghai Banking Corporation Limited)	System of the Bahrain Stock Exchange

Bangladesh	Standard Chartered Bank, Dhaka	Central Depository Bangladesh Limited

Belgium	Deutsche Bank AG, Netherlands	Euroclear Belgium
Banque Nationale de Belgique

Benin	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central Banque de Reglement

Bermuda	The Bank of Bermuda Limited	Bermuda Securities Depository

Botswana	Barclays Bank of Botswana	Bank of Botswana
	Limited, Gaborone	Central Securities Depository Company of Botswana Ltd.

Brazil	Citibank, N.A., Sao Paulo	Sistema Especial de Liquidacao
e Custodia (SELIC)

Central de Custodia e Liquidacao
Financeira de Titulos (CETIP)

Companhia Brasileria de Liquidacao e
Custodia

Bulgaria	ING Bank N.V., Sofia	Central Depository AD (CDAD)
Bulgarian National Bank
UniCredit Bulbank AD

Burkina Faso	via Societe Generale de Banques en Cote d-Ivoire, Abidjan, Ivory Coast	Depositaire Central-Banque de Reglement

Canada	State Street Trust Company	The Canadian Depository for
	Canada, Toronto	Securities Limited (CDS)

RBC Dexia Investor Services Limited

Cayman Islands	Close Trustees (Cayman) Limited	None

Chile	Banco Itau Chile	Deposito Central de Valores S.A. (DCV)
Citibank, N.A.

China - Shanghai	The Hongkong and Shanghai Banking Corporation Limited, Shanghai Branch	China Securities Depository and Clearing Corporation Limited, Shanghai Branch

China - Shenzhen	The Hongkong and Shanghai Banking Corporation Limited Shenzhen Branch	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Standard Chartered Bank (China) Limited, Shanghai, Shenzhen

Colombia	Cititrust Colombia S.A.	Deposito Centralizado de Valores
	Sociedad Fiduciaria, Bogota	de Colombia S.A.
Deposito Central de Valores

Costa Rica	Banco BCT S.A.	Central de Valores S.A.

Croatia	Privredna Banka Zagreb d.d.	Sredisnja Dpozitarna Agencija d.d.

Zagrebacka Banka d.d.

Cyprus	BNP Paribas Securities Services S.A. (operating through its Athens branch)	Central Depository and Central Registry

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	Stredisko Cennych Papiru Ceska Republika (SCP)
Czech National Bank (CNB)
UniCredit Bank Czech Republic, a.s.

Denmark	Skandinaviska Enskilda Banken AB	Vaerdipapericentralen

Ecuador	Banco de la Produccion S.A.	Deposito Centralizado de Valores de Ecuador (kDECEVALE)
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and	Misr for Clearing, Settlement and Depository
	Shanghai Banking Corporation Ltd.)	Central Bank of Egypt

Citibank, N.A.

Estonia	AS Hansabank	AS Eesti Väärtpaberikeskus
AS SEB Pank

Finland	Skandinaviska Enskilda Banken AB (SEB) (operating through its Helsinki Branch)	Suomen Arvopaperikeskus

France	Deutsche Bank A.G., Paris Branch	Euroclear France

Germany	Deutsche Bank A.G.	Clearstream Banking AG, Frankfurt

Ghana	Barclays Bank of Ghana Limited,	None

Greece	National Bank of Greece, S.A.,	Apothtirion Tilton A.E.
	Athens	Bank of Greece

BNP Paribas Securities Services, S.A.

Guinea-Bissau	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central - Banque de Reglement

Hong Kong	Standard Chartered Bank, Hong Kong	Hong Kong Securities Clearing Company Limited

Central Money Markets Unit (CMU)

Hungary	UniCredit Bank Hungary Zrt.	Kozponti Elszamolohaz es Ertektar
	Budapest	(Budapest) Rt. (KELER)

Iceland	Kaupthing Bank hf.	Iceland Securities Depository Limited

India	Deutsche Bank AG, Mumbai	National Securities Depository Limited
(NSDL)

	Hongkong & Shanghai Banking	Reserve Bank of India
Corporation, Ltd., Mumbai
Central Depository Services India Limited
Standard Chartered Bank

Indonesia	Deutsche Bank AG	Bank Indonesia
Jakarta
PT Kustodian Sentral Efek Indonesia
Standard Chartered Bank Indonesia

Ireland	Bank of Ireland, Dublin	None

HSBC Bank Plc.

Israel	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange (TASE)
Clearinghouse, Ltd.

Italy	Deutsche Bank, Milan	Monte Titoli S.p.A.;

Ivory Coast	Societe Generale de Banques	Depositaire Central - Banque
	en Cote d'Ivoire, Abidjan	De Règlement

Jamaica	Bank Nova Scotia Jamaica Ltd.	Jamaica Central Securities Depository

Japan	Mizuho Corporate Bank, Ltd.	Japan Securities Depository Center

	Sumitomo Mitsui Banking Corporation	Bank of Japan

Standard Chartered Bank (Japan) Limited

Jordan	HSBC Bank Middle East Limited	Securities Depository Center
(as delegate of The Hongkong and
Shanghai Banking Corporation Ltd.)

Kazakhstan	SB HSBC Bank Kazakhstan	Central Securities Depository

Kenya	Barclays Bank of Kenya Limited,	Central Bank of Kenya
	Nairobi	Central Depository and Settlement Corp. Ltd.

Republic of Korea	The Hongkong and Shanghai	Korea Securities Depository (KSD)
Banking Corporation Ltd., Seoul

Deutsche Bank AG

Standard Chartered First Bank Korea Limited (SC First Bank)

Kuwait	HSBC Bank Middle East, Limited Kuwait	Kuwait Clearing Company

Latvia	A/s Hansabanka, Riga	Latvian Central Depository

AS SEB Banka

Lebanon	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Ltd.)	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear)
Banque du Liban

Lithuania	AB SEB Bankas	Central Securities Depository of
Lithuania

Malaysia	Standard Chartered Bank Malaysia Berhad, Kuala Lampur	Bursa Malaysia Central Depository Sdn. Bhd. (MCD)

Bank Negara Malasia

Mali	via Societe Generale de Banques	Depositaire Central - Banque de
Reglement

Malta	HSBC Bank, Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Hongkong and Shanghai Banking Corporation Limited,	Central Depository & Settlement Co., Ltd.
Mauritius
Bank of Mauritius (BOM)

Mexico	Banco Nacional de Mexico S.A.	Instituto para el Deposito de Valores
	Mexico City	(S.D. INDEVAL)

Morocco	Attijariwafa Bank	MAROCLEAR
Casablanca

Citibank, N.A. (operating through their local agent)

Namibia	Standard Bank Namibia Ltd	Bank of Namibia

Netherlands	Deutsche Bank AG	Euroclear Nederland

New Zealand	The Hongkong Shanghai Banking Corporation, Ltd.	New Zealand Central Securities Depository Limited (NZCDS)

Niger	via Societe Generale de Bankques en Cote	Depositaire Central - Banque de Reglement

Nigeria	Stanbic IBTC Bank Plc	Central Securities Clearing System Ltd.

Norway	Skandinaviska Enskilda Banken AB (SEB) (operating through its Oslo Branch)	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East Limited	Muscat Depository and Securities
	(as delegate of the Hongkong and	Registration Company, SAOC
Shanghai Banking Corporation Ltd.)

Pakistan	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Ltd.
State Bank of Pakistan
Standard Chartered Bank (Pakistan) Limited

Palestine	HSBC Bank Middle East Limited	Clearing Depository and Settlement, a
	(as delegate of the Hongkong and	dept. of the Palestine Stock Exchange
Shanghai Banking Corporation Ltd.)

Panama	HSBC Bank (Panama) S.A.	LatinClear

Peru	Citibank del Peru, S.A.	Caja de Valores y Liquidaciones (CAVAL)

Philippines	Standard Chartered Bank	Philippine Depository & Trust Corp.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Bank Handlowy w Warszawie S.A.	Krajowy Depozyt Papierow Wartosciowych S.A.

	Bank Polska Kasa Opieki Spolka Akcyjna	Regestr Papierow Wartosciowych

Portugal	Banco Comercial Portuguese, S.A.,	INTERBOLSA - Sociedade Gestora
	Lisbon	de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.
BNP Paribas Securities Services, S.A. (operating through its Paris branch)

Puerto Rico	Citibank, N.A., Puerto Rico	see U.S. depositories

Qatar	HSBC Bank Middle East Limited (as delegate of the Hongkong and Shanghai Banking Corporation Ltd.)	Central Clearing and Registration (CCR) (dept. of Doha Securities Market)

Romania	ING Bank N.V., Bucharest	National Bank of Romania

	UniCredit Tiriac Bank, S.A.	S.C. Depozitarul Centrl S.A.

Russia	ING Bank Eurasia ZAO (ING)	Vneshtorgbank, Bank for Foreign Trade
	Moscow	of the Russian Federation

	ZAO Citibank	National Depository Center

Saudi Arabia	Saudi British Bank, Riyadh	Tadawul Central Securities Depository

Senegal	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central - Banque de Reglement

Serbia	UniCredit Bank Serbia JSC	Central Registrar and Central Depository for Securities

Singapore	The Development Bank of	Central Depository (Pte) Ltd. (CDP)
Singapore Ltd., Singapore
Monetary Authority of Singapore
United Overseas Bank Ltd.

Slovak Republic	Ceskoslovenska Obchodni	Centralny depozitar cennych papierov SR, a.s.

	UniCredit Bank Slovakia a.s.	National Bank of Slovakia (NBS)

Slovenia	UniCredit Bank Slovenija d.d.	Centralna Klirinsko Depotna Druzba (KDD)

South Africa	Standard Bank of South Africa	STRATE Central Securities Depository
Limited, Johannesburg
Nedbank Ltd, Braamfontein

Spain	Deutsche Bank S.A.E.	IBERCLEAR

Sri Lanka	Hongkong and Shanghai	Central Bank of Sri Lanka
	Banking Corp. Ltd., Colombo	Central Depository Systems (Pvt) Limited

Standard Chartered Bank

Swaziland	Standard Bank Swaziland,	None
Limited, Mbabane

Sweden	Skandinaviska Enskilda Banken AB	Vardepapperscentralen VPC AB
Switzerland

Switzerland	UBS AG, Zurich	SegaIntersettle AG (SIS)

Credit Suisse AG

Taiwan	Bank of Taiwan	Taiwan Depository and
	HSBC Taipei	Clearing Corporation
Citibank Taipei
	Deutsche Bank	Central Bank of Taiwan
Standard Charted Bank (Taiwan) Limited
JPMorgan Chase Bank, N.A. Taiwan Branch

Thailand	Standard Chartered Bank (Thai)	Thailand Securities Depository
Company Limited (TSD)
Togo	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory	Depositaire Central - Banque de Reglement
Coast

Trinidad and Tobago	Republic Bank Ltd.	Trinidad and Tobago Central Bank

Tunisia	Banque Internationale Arabe de Tunisie	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Citibank, A.S.	Central Registry Agency (CRA)

	HSBC Bank A.S.	Central Bank of Turkey

Uganda	Barclays Bank of Uganda Ltd.	Bank of Uganda

Ukraine	ING Bank Ukraine	National Bank of Ukraine
	UniCredit Bank T.z.o.v.	Mizhregionalny Fondovy Souz

United Arab Emirates -ADX	HSBC Bank Middle East Limited Standard Chartered Bank	Clearing, Settlement, Depository and Registry Department of the Abu Dhabi Securities Exchange

United Arab Emirates - DFM	HSBC Bank Middle East Limited	Clearing and Depository System, a department of the Dubai Financial Market

Dubai International Financial Center - DIFC	HSBC Bank Middle East Limited, Dubai	Central Securities Depository
Standard Chartered Bank

United Kingdom	State Street Bank and Trust	Euroclear UK & Ireland Limited
Company

HSBC Bank Plc.

United States	State Street Bank and Trust Co.	Depository Trust Clearing Corporation

Federal Reserve Bank

Uruguay	Banco Itau Uruguay S.A.	Banco Central del Uruguay

Venezuela	Citibank, N.A., Caracas	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	The Hongkong and Shanghai	Vietnam Securities Depository (VSD)
Banking Corporation Limited

Zambia	Barclays Bank of Zambia	LuSE Central Shares Depository Ltd.
	Plc, Lusaka	Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None
Transnational Euroclear Clearstream (Clearstream Banking, S.A.)

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of Each of Their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	State Street Bank and Trust Company

By: /s/ Peter L. Lydecker		By: /s/ A Bonavita
Name: Peter L. Lydecker		Name: A Bonavita
Title: Assistant Treasurer		Title: Vice President